Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2009 Results

Announces Third Quarter 2009 Dividend

CHARLESTON, S.C. – July 30, 2009 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter ended June 30, 2009.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “While the economic environment remains challenging, Blackbaud delivered second quarter revenue and profitability that were consistent with or above the high-end of our guidance as a result of our worldwide organization executing at a very high level. Equally important, we believe our efforts and investments to solidify our leadership position and expand our addressable market opportunity will pay off in a meaningful way when the economy improves and IT budgets increase in the nonprofit sector.”

Chardon added, “We are making solid progress against our goal of establishing a clear market leadership position in online fundraising solutions, just as we have in the constituent relationship fundraising solutions market with the Raiser’s Edge and our newer eCRM offering. During the second quarter, we enjoyed a strong uptake of our recently introduced, subscription-based Blackbaud NetCommunity Grow solution. In addition, we continue to be pleased with the market acceptance and customer commitment related to our Blackbaud Sphere offering. Our increasingly strong position in the online fundraising solutions market is very encouraging from a long-term perspective.”

On a GAAP basis, Blackbaud reported total revenue of $76.4 million for the quarter ended June 30, 2009, an increase of over 5% compared with the second quarter of 2008. Income from operations and net income were $10.8 million and $6.6 million, respectively, compared with $14.6 million and $9.0 million, respectively, in the second quarter of 2008. Diluted earnings per share were $0.15 for the quarter ended June 30, 2009, compared with $0.21 in the same period last year.

For the quarter ended June 30, 2009, non-GAAP revenue, including a $0.8 million revenue adjustment related to Kintera purchase accounting, was $77.2 million, an increase of 6.5% compared with the second quarter of 2008. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $16.5 million, above the Company’s guidance of $15.3 to $16.3 million and representing a non-GAAP operating margin of 21.3%. Non-GAAP operating income was $18.0 million in the second quarter of 2008.

Non-GAAP net income was $9.9 million for the quarter ended June 30, 2009, compared with $10.9 million in the same period last year. Non-GAAP diluted earnings per share were $0.23 for the quarter ended June 30, 2009, above the Company’s guidance of $0.21 to $0.22 and compared to $0.25 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $18.5 million in cash, down from $23.0 million at the end of the previous quarter. The company generated $22.1 million in cash from operations during the second quarter, a substantial portion of which was used to reduce debt by approximately $19 million. The Company also used $4.5 million for the quarterly payment of dividends to stockholders.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “During the first half of 2009, a tight focus on controlling expenses enabled Blackbaud to deliver better-than-expected profitability and a non-GAAP operating margin of 20%, consistent with our full year target. We will continue to manage our expenses.”

Williams added, “We are particularly pleased with the Company’s strong cash flow in the second quarter, which allowed us to reduce our outstanding debt balance by approximately 31%, at the same time we continued to return cash to stockholders by way of our quarterly dividend. Despite the challenges of the economic environment, Blackbaud remains one of the few public software companies that is committed to using its strong cash flow to pay a quarterly dividend in order to enhance long-term stockholder value.”

Third Quarter 2009 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.10 per share payable on September 15, 2009 to stockholders of record on August 28, 2009. Additionally, as of June 30, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized over a year ago.

Conference Call Details

Blackbaud will host a conference call today, July 30, 2009, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-278-8469 (domestic) or 913-312-0851 (international). A replay of this conference call will be available through August 6, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 1704700. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$18,537	$16,361
Donor restricted cash	5,514	12,363
Accounts receivable, net of allowance of $2,696 and $2,777 at June 30, 2009 and December 31, 2008, respectively	59,248	52,554
Prepaid expenses and other current assets	16,839	17,281
Deferred tax asset, current portion	6,754	6,858

Total current assets	106,892	105,417
Property and equipment, net	20,174	21,384
Deferred tax asset	62,751	64,762
Goodwill	75,130	73,615
Intangible assets, net	45,569	48,171
Other assets	480	537

Total assets	$310,996	$313,886

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$6,787	$7,023
Accrued expenses and other current liabilities	23,248	21,758
Donations payable	5,514	12,363
Capital lease obligations, current portion	290	384
Debt, current portion	41,610	60,049
Deferred revenue	126,892	113,802

Total current liabilities	204,341	215,379
Capital lease obligations, noncurrent	81	203
Long-term debt, net of current portion	717	1,288
Deferred revenue, noncurrent	5,597	5,838
Other noncurrent liabilities	792	670

Total liabilities	211,528	223,378

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 51,344,233 and 51,269,081 shares issued at June 30, 2009 and December 31, 2008, respectively	51	51
Additional paid-in capital	123,470	116,846
Treasury stock, at cost; 7,512,701 and 7,494,466 shares at June 30, 2009 and December 31, 2008, respectively	(130,804)	(130,594)
Accumulated other comprehensive loss	(218)	(899)
Retained earnings	106,969	105,104

Total stockholders’ equity	99,468	90,508

Total liabilities and stockholders’ equity	$310,996	$313,886

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2009	2008	2009	2008
Revenue
License fees	$5,799	$9,603	$13,204	$19,238
Services	22,465	25,336	43,594	48,912
Maintenance	28,821	26,371	56,832	51,801
Subscriptions	17,773	9,010	34,496	17,795
Other revenue	1,557	2,182	3,030	4,192

Total revenue	76,415	72,502	151,156	141,938

Cost of revenue
Cost of license fees	981	807	1,884	1,649
Cost of services	15,512	14,905	31,721	30,598
Cost of maintenance	5,432	4,595	10,580	9,299
Cost of subscriptions	7,038	3,824	13,778	7,480
Cost of other revenue	1,533	2,023	2,811	3,871

Total cost of revenue	30,496	26,154	60,774	52,897

Gross profit	45,919	46,348	90,382	89,041

Operating expenses
Sales and marketing	15,072	15,672	31,187	30,911
Research and development	11,301	8,642	22,762	17,409
General and administrative	8,513	7,273	17,452	14,539
Amortization	192	167	378	334

Total operating expenses	35,078	31,754	71,779	63,193

Income from operations	10,841	14,594	18,603	25,848
Interest income	37	34	99	199
Interest expense	(270)	(148)	(695)	(218)
Other income (expense), net	31	49	(130)	(40)

Income before provision for income taxes	10,639	14,529	17,877	25,789
Income tax provision	4,051	5,542	7,217	9,759

Net income	$6,588	$8,987	$10,660	$16,030

Earnings per share
Basic	$ 0.15	$ 0.21	$ 0.25	$ 0.37
Diluted	$ 0.15	$ 0.21	$ 0.25	$ 0.36

Common shares and equivalents outstanding
Basic weighted average shares	42,577,549	42,776,609	42,531,323	43,336,989
Diluted weighted average shares	43,333,871	43,457,710	43,141,654	44,064,436
Dividends per share	$ 0.10	$ 0.10	$ 0.20	$ 0.20

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2009	2008
Cash flows from operating activities
Net income	$10,660	$16,030
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,694	5,107
Provision for doubtful accounts and sales returns	1,285	2,199
Stock-based compensation expense	6,245	4,678
Excess tax benefit on exercise of stock options	(464)	(18)
Deferred taxes	3,345	2,363
Other non-cash adjustments	69	37
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	(5,655)	(20,886)
Prepaid expenses and other assets	1,208	994
Trade accounts payable	(467)	519
Accrued expenses and other current liabilities	(262)	(2,773)
Donor restricted cash	6,849	-
Donations payable	(6,849)	-
Deferred revenue	10,870	13,218

Net cash provided by operating activities	34,528	21,468

Cash flows from investing activities
Purchase of property and equipment	(2,665)	(2,957)
Purchase of net assets of acquired companies, net of cash acquired	(2,258)	(2,895)

Net cash used in investing activities	(4,923)	(5,852)

Cash flows from financing activities
Proceeds from issuance of debt	-	27,200
Proceeds from exercise of stock options	255	393
Excess tax benefit on exercise of stock options	464	18
Payments on debt	(19,010)	(2,708)
Payments of deferred financing fees	-	(47)
Payments on capital lease obligations	(217)	(276)
Purchase of treasury stock	-	(36,027)
Dividend payments to stockholders	(8,807)	(8,843)

Net cash used in financing activities	(27,315)	(20,290)

Effect of exchange rate on cash and cash equivalents	(114)	(122)

Net increase (decrease) in cash and cash equivalents	2,176	(4,796)
Cash and cash equivalents, beginning of period	16,361	14,775

Cash and cash equivalents, end of period	$18,537	$9,979

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
GAAP revenue	$76,415	$72,502	$151,156	$141,938

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	834	-	2,041	-

Total Non-GAAP adjustments	834	-	2,041	-

Non-GAAP revenue	$77,249	$72,502	$153,197	$141,938

GAAP gross profit	$45,919	$46,348	$90,382	$89,041

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	834	-	2,041	-
Add back: Stock-based compensation expense (see table below)	631	479	1,284	968
Add back: Amortization of intangibles from business combinations (see table below)	1,575	903	3,153	1,806

Total Non-GAAP adjustments	3,040	1,382	6,478	2,774

Non-GAAP gross profit	$48,959	$47,730	$96,860	$91,815

Non-GAAP gross margin	63%	66%	63%	65%

GAAP income from operations	$10,841	$14,594	$18,603	$25,848

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	834	-	2,041	-
Add back: Stock-based compensation expense (see table below)	3,025	2,319	6,245	4,678
Add back: Amortization of intangibles from business combinations (see table below)	1,767	1,070	3,531	2,140

Total Non-GAAP adjustments	5,626	3,389	11,817	6,818

Non-GAAP income from operations	$16,467	$17,983	$30,420	$32,666

Non-GAAP operating margin	21%	25%	20%	23%

GAAP net income	$6,588	$8,987	$10,660	$16,030

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	5,626	3,389	11,817	6,818
Add back: Tax impact related to Non-GAAP adjustments	(2,292)	(1,445)	(4,363)	(2,958)

Non-GAAP net income	$9,922	$10,931	$18,114	$19,890

Shares used in computing Non-GAAP diluted earnings per share	43,334	43,951	43,142	44,551

Non-GAAP diluted earnings per share	$0.23	$0.25	$0.42	$0.45

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$360	$302	$737	$652
Cost of maintenance	157	119	314	231
Cost of subscriptions	114	58	233	85

Subtotal	631	479	1,284	968
Operating expenses
Sales and marketing	331	295	671	581
Research and development	686	508	1,397	1,028
General and administrative	1,377	1,037	2,893	2,101

Subtotal	2,394	1,840	4,961	3,710

Total stock-based compensation expense	$3,025	$2,319	$6,245	$4,678

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$90	$43	$171	$86
Cost of services	336	334	670	668
Cost of maintenance	325	98	650	196
Cost of subscriptions	806	409	1,625	818
Cost of other revenue	18	19	37	38

Subtotal	1,575	903	3,153	1,806

Operating expenses	192	167	378	334

Total amortization of intangibles from business combinations	$1,767	$1,070	$3,531	$2,140